UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 14, 2023, SmartKem, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which it sold, in an initial closing of a private placement, securities of the Company for aggregate gross proceeds of $12,179,000 (the “Initial Closing” and the date of the Initial Closing, the “Initial Closing Date”).

On June 22, 2023, the Company sold, pursuant to the Purchase Agreement, an additional (i) 1,870.36596 shares (the “Series A-1 Preferred Shares”) of the Company’s Series A-1 Convertible Preferred Stock, stated value $1,000 per share (the “Series A-1 Preferred Stock”), initially convertible into an aggregate of 7,481,464 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at a conversion price of $0.25 (subject to adjustment in certain circumstances), (ii) 100 shares (the “Series A-2 Preferred Shares” and together with the Series A-1 Preferred Shares, the “Preferred Shares”) of the Company’s Series A-2 Convertible Preferred Stock, stated value $1,000 per share (“Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”), initially convertible into an aggregate of 400,000 shares of Common Stock at a conversion price of $0.25 (subject to adjustment in certain circumstances) (the shares of Common Stock issuable upon conversion of the Preferred Shares, collectively, the “Conversion Shares”), and (iii) Class A Warrants (the “Class A Warrants”), to purchase up to an aggregate of 7,881,464 shares of Common Stock (the “Class A Warrant Shares”) at an exercise price $0.25 per share (subject to adjustment in certain circumstances) for aggregate gross proceeds of approximately $1.97 million (the “Second Closing” and the date of the Second Closing, the “Second Closing Date”). The offering of the Preferred Stock and the Class A Warrants by the Company pursuant to the Purchase Agreement is hereinafter referred to as the “Offering.”

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers party to the Purchase Agreement and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

The Special Equities Group, a division of Dawson James Securities, Inc., and Katalyst Securities LLC acted as the Company’s placement agents in connection with the Offering (the “Placement Agents”). Pursuant to the terms of the amended and restated engagement letter, as amended, between the Company and the Placement Agents, on the Second Closing Date, the Company paid the Placement Agents a fee of approximately $1.1 million, of which approximately $900,000 was paid in cash. The Placement Agents used the remaining approximately $200,000 to purchase 199 shares of Series A-1 Preferred Stock and Class A Warrants to purchase up to 796,000 shares of Common Stock in the Offering. In addition, pursuant to the engagement letter, on the Second Closing Date, the Company issued to the Placement Agents or their designees warrants (the “Placement Agent Warrants”) to purchase up 4,464,118 shares of Common Stock. The Placement Agent Warrants have exercise price of $0.25 per share. The Placement Agent Warrants will be exercisable beginning on the 180-day anniversary of the Second Closing Date and will expire five years from the Initial Closing Date. The Company also agreed to pay the Placement Agents a non-accountable legal expense allowance of $30,000, $15,000 of which was paid on the Initial Closing Date with the remaining $15,000 paid on the Second Closing Date.

In connection with the Second Closing, the Company issued Class B Warrants (the “Consultant Warrants”) to purchase up to 300,000 shares of Common Stock (the “Consultant Warrant Shares”) to a consultant in exchange for services to be provided to the Company.

The Company issued a press release on June 23, 2023 announcing the Second Closing of the Offering which press release is attached as Exhibits 99.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities

The description of the issuance on the Second Closing Date of the Preferred Stock, the Warrants, the Placement Agent Warrants and the Consultant Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Preferred Shares, the Class A Warrants, Placement Agent Warrants and the Consultant Warrants are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder. The Conversion Shares, the Class A Warrant Shares, the Placement Agent Warrant Shares and the Consultant Warrant Shares will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the terms of the Preferred Stock was previously reported by the Company under Item 1.01 and Item 5.03 of the Form 8-K filed by the Company on June 15, 2023 and is hereby incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On June 20, 2023, the Company requested and the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company accepted the resignation of BDO LLP (“BDO”), the Company’s independent registered public accounting firm, effective June 20, 2023. The Audit Committee approved the engagement of Marcum LLP (“Marcum”) as its new independent registered public accounting firm as of and for the year ended December 31, 2023 to fill the vacancy created by the resignation of BDO. As described below, the change in independent registered public accounting firm is not the result of any disagreement with BDO.

BDO’s audit reports on the Company’s financial statements for the years ended December 31, 2021 and 2022 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that (i) the reports contained explanatory paragraphs stating that conditions existed that raised substantial doubt about the Company’s ability to continue as a going concern and (ii) the report for the year ended December 31, 2021 contained a paragraph related to the restatement of the 2021 financial statements.

During the fiscal years ended December 31, 2021 and 2022, and the subsequent interim periods through June 20, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except (a) the material weakness in internal controls identified by management in August 2022 related to the design and implementation of controls to evaluate and monitor the presentation and compliance with accounting principles generally accepted in the United States of America related to the cash flow statement and (b) the material weaknesses identified during the year ended December 31, 2020 and interim reporting periods during the year ended December 31, 2021 related to (x) segregation of duties risks in connection with the Company’s information technology infrastructure and (y) the fact that policies and procedures with respect to the review, supervision and monitoring of the Company’s accounting and reporting functions were either not designed and in place, or not operating effectively.

During the fiscal years ended December 31, 2021 and 2022 and the subsequent interim periods through June 20, 2023, neither the Company nor anyone on its behalf has consulted with Marcum regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BDO with a copy of the disclosures in this Form 8-K and has requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and if not, stating in what respects it does not agree. A copy of BDO’s letter, dated June 23, 2023 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
16.1	Letter from BDO to the SEC
99.1	Press Release, dated June 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: June 23, 2023	By:	/s/ Barbra Keck
Barbra Keck
Chief Financial Officer